FORM OF


                                VOTING AGREEMENT


              THIS VOTING AGREEMENT (this "Agreement"), dated as of June 13, 1999, is made by and between Fox Paine Medic Acquisition Corporation, a Texas corporation ("Purchaser"), and the undersigned shareholder (the "Shareholder") of Maxxim Medical, Inc., a Texas corporation ("Maxxim" or the "Company").

              WHEREAS, concurrently herewith, Purchaser and the Company are entering into an Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, (a) Purchaser will be merged (the "Merger") with and into the Company, with the Company as the surviving corporation, and
(b) each outstanding share of common stock, $0.001 par value, of the Company (together with the associated Preferred Share Purchase Rights issued pursuant to the Rights Agreement, dated as of July 10, 1997, by and between the Company and Harris Trust and Savings Bank as rights agent, the "Company Common Stock") shall (except for certain shares of Company Common Stock referred to in Sections 1.8(a), 1.8(b) and 1.8(c) of the Merger Agreement, and except for any Dissenting Shares (as defined in the Merger Agreement)) be converted into the right to receive $26.00 in cash.

              WHEREAS, the Shareholder beneficially owns a number of shares of Company Common Stock and a number of options to purchase shares of Company Common Stock, in each case as set forth on the signature page to this Agreement; and

              WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Purchaser has requested and required that the Shareholder enter into this Agreement;

              NOW, THEREFORE, to induce Purchaser to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

              1. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Purchaser that, as of the date hereof:

              (a) Authority; No Conflicts. The Shareholder has the necessary legal capacity, power and authority to execute and deliver this Agreement, to perform the Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by and on behalf of the Shareholder, and, assuming due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms, subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

              (b) The Subject Shares. The Shareholder is the beneficial owner of
(i) a number of shares of Company Common Stock (such shares, together with any other shares of Company Common Stock of the Company of which the Shareholder has or acquires beneficial ownership after the date hereof and during the term of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise, being collectively referred to herein as the "Subject Shares") and (ii) a number of options to purchase shares of Company Common Stock (such options, together with any other options, warrants or rights to purchase shares of Company Common Stock, or other securities convertible into or exchangeable for shares of Company Common Stock of which the Shareholder has or acquires beneficial ownership after the date hereof and during the term of this Agreement, whether by means of grant, purchase, dividend, distribution or otherwise, being collectively referred to herein as the "Subject Options") in each case, as of the date of this Agreement, as are set forth on the signature page to this Agreement. Except as set forth on
Schedule 1 hereto: (i) the Shareholder has, and throughout the term of this Agreement will have, good and marketable title to such Subject Shares and Subject Options free and clear of all encumbrances and liens; (ii) other than the Subject Shares and Subject Options indicated on the signature page to this Agreement, the Shareholder does not beneficially own any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company; and (iii) the Shareholder has the sole right and power to vote and dispose of the Subject Shares and Subject Options, and none of the Subject Shares or Subject Options is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer (other than the provisions of the Securities Act of 1933, as amended) of such Subject Shares or Subject Options, except as contemplated by this Agreement.

              2. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Shareholder that Purchaser is a Texas corporation, and is duly organized, validly existing and in good standing under the laws of the State of Texas. Purchaser has the necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of Purchaser, and, assuming due execution and delivery by the Shareholder, constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

              3. Covenants of the Shareholder. The Shareholder agrees as follows:

              (a) Voting in Favor of the Merger and/or the Circon Sale. At any meeting of shareholders of the Company called to vote upon the Merger, the Merger Agreement or any transaction contemplated thereby (including the Circon Sale (as defined in the Merger Agreement)), or at any adjournment thereof or in any other circumstances (including, without limitation, a solicitation of written consents or proxies) upon which a vote or other approval with respect to the Merger, the Merger Agreement or any of the other transactions contemplated thereby (including the Circon Sale (as defined therein)) is sought, the Shareholder shall vote the Subject Shares in favor of the Merger Agreement, the approval of the terms thereof, the Merger and all other transactions contemplated by the Merger Agreement (including the Circon Sale).

              (b) Voting Against Competing Transactions. At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholder's vote, consent or other approval as a shareholder is sought (including, without limitation, a solicitation of written consents or proxies), the Shareholder shall vote the Subject Shares against any action or agreement that would interfere with the Debt Offer, the Merger or any other transaction contemplated by the Merger Agreement (including the Circon
Sale), including, but not limited to, (A) the adoption by the Company of a proposal regarding (1) the acquisition of the Company by merger, tender offer or otherwise by any person or group, other than Purchaser or any designee thereof (a "Third Party"), or any other merger, business combination or similar transaction with any Third Party; (2) the acquisition by a Third Party of 5% or more of the assets of the Company and its subsidiaries, taken as a whole; (3) the acquisition by a Third Party of 5% or more of the outstanding shares of Company Common Stock or any other class of equity or voting securities of the Company; (4) the repurchase by the Company or any of its subsidiaries of 5% or more of the outstanding shares of Company Common Stock or (5) any other Competing Transaction (as defined in the Merger Agreement); (B) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Debt Offer, the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement (including the Circon Sale) or change in any manner the voting rights of any class of the Company's capital stock; (C) any change in the control of the Company or its board of directors, other than as contemplated by the Merger Agreement; (D) any material change in the present capitalization or dividend policy of the Company other than as contemplated by the Merger Agreement; or (E) any other material change in the Company's corporate structure or business other than as contemplated by the Merger Agreement. The Shareholder further agrees not to commit or agree to take any action in his or her capacity as a shareholder that is inconsistent with the foregoing.

              (c) Merger Agreement. The Shareholder acknowledges that such Shareholder has read the Merger Agreement, including the exhibits thereto, and has had an opportunity to consult with such Shareholder's counsel concerning the same, and the Shareholder accepts and agrees to the terms and conditions of the Merger Agreement that relate to the treatment of the Subject Shares (including as provided in Section 1.8(b)) and the Subject Options, and the Shareholder hereby irrevocably waives any claim that the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement (including the Circon
Sale) violates any right of the Shareholder under the Texas Business Corporation Act, any fiduciary obligation owed by the Company or any of its directors or officers to the Shareholder, or any obligation owed by the Company to the Shareholder pursuant to any agreement between the Company and the Shareholder or pursuant to any employee benefit plan or stock option or similar plan of the Company in which the Shareholder participates.

              (d) Transfer Restrictions. In addition to its obligations under
Section 3(a) of this Agreement, the Shareholder further agrees not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument or to any beneficiaries of such Shareholder (collectively, "Transfer")), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any of the Subject Shares or Subject Options for the term of this Agreement, (ii) other than with respect to this Agreement, enter into any voting arrangement or understanding with respect to the Subject Shares, whether by proxy, voting agreement or otherwise, or (iii) take any action that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or could have the effect of preventing or disabling such Shareholder from performing any of its obligations hereunder. Anything in this Section 3(d) to the contrary notwithstanding, nothing in the foregoing shall prohibit or prevent the Shareholder from complying with any of the Shareholder's obligations in respect of the Circon Sale provided for in the Merger Agreement or any document executed by the Shareholder and Purchaser in connection therewith.

              (e) Appraisal Rights. Each Shareholder hereby irrevocably waives any and all rights that he may have as to appraisal, dissent or any similar or related matter with respect to the Merger, the Merger Agreement or any transaction contemplated thereby, including, without limitation, any rights otherwise available to such Shareholder pursuant to Section 5.11 of the Texas Business Corporation Act.

              (f) No Solicitation. The Shareholder agrees that, during the term of this Agreement, he shall not, and shall not authorize or permit any of such Shareholder's representatives, agents, affiliates or other persons, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or acquisition of any capital stock (other than upon exercise of Stock Options (as defined in the Merger Agreement) which are outstanding as of the date hereof) or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice) of the Company and its Subsidiaries (as defined in the Merger Agreement), or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Purchaser, persons controlling Purchaser, or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring or causing the Company to abandon, terminate or fail to consummate any of the transactions contemplated by the Merger Agreement. Anything herein to the contrary notwithstanding, nothing in this Agreement shall (i) prevent any director or officer of the Company from taking any action consistent with his or her fiduciary duties to the Company and its shareholders or as may be provided by the Merger Agreement, or (ii) if Shareholder is an officer of the Company, prohibit such Shareholder from participating in Permitted Discussions with any third party at any time during which the Company is permitted to engage (and is so engaging) in such discussions with such third party pursuant to Section 5.4(a) of the Merger Agreement.

              4. Stop Transfer Order. The Shareholder hereby authorizes and requests the Company's counsel to notify the Company's transfer agent that during the terms of this Agreement there is a stop transfer order with respect to all of the Subject Shares and that this Agreement places limits on the voting of the Subject Shares.

              5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other party, except that Purchaser may assign, in its sole discretion and without the consent of the Shareholder, any or all of its rights, interests and obligations hereunder to any affiliate of Purchaser. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their permitted assigns and their respective successors, heirs, agents, representatives, trust beneficiaries, attorneys, affiliates and associates and all of their respective predecessors, successors, permitted assigns, heirs, executors and administrators.

              6. Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further legal effect immediately following the earlier to occur of (x) the Effective Time (as defined in the Merger Agreement) or (y) the termination of the Merger Agreement in accordance with its terms. Nothing in this Section shall relieve any party of liability for breach of this Agreement.

              7. General Provisions.

              (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

              (b) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (if confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested),
(i) if to the Purchaser, in accordance with Section 8.4(a) of the Merger Agreement, and (ii) if to the Shareholder, to the Shareholder's attention c/o of the Company at the address or facsimile number set forth in Section 8.4(b) of the Merger Agreement.

              (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

              (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of law principles thereof.

              8. Enforcement. The parties agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, the parties would suffer irreparable harm that monetary compensation would be inadequate to remedy. It is accordingly agreed that the parties shall be entitled to an injunction or other forms of equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

              IN WITNESS WHEREOF, Purchaser and the Shareholder have each executed this Agreement as of the date first written above.



                                           FOX PAINE MEDIC ACQUISITION
                                                CORPORATION


                                           By:________________________________
                                              Name:
                                              Title:



                                           SHAREHOLDER:

                                           -----------------------------------
                                           Print Name:





Number of shares of Company Common Stock beneficially owned by the Shareholder as of the date hereof:
                                                          ----------------------

Number of shares of Company Common Stock subject to options to purchase shares of Company Common Stock held by the Shareholder as of the date hereof:

                                                          ----------------------





                      [Signature Page to Voting Agreement]